Item 24                                                            File 2 74436
                                                                   File 811 3287

                                     By-Laws
                          (as amended August 11, 2006)
                           New Alternatives Fund, Inc.
                         (formerly the Solar Funds Inc.)

(Originally adopted June 1, 1981 by the sole incorporator - Including amendments to September 1, 1990 and including amendments authorized by proxy or in person to all shareholders at the annual meeting of shareholders on August 29, 1990)

                                    Article I
                             Fiscal Year and Offices

Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Directors, the fiscal year of the Corporation shall begin on January 1 and end on December 31.


Section 2. Principal Office. The registered office of the New Alternatives Fund, Inc., until changed by the Board of Directors shall be located at 295 Northern Boulevard, Great Neck, N.Y., 11021.

                                   Article II
                            Meetings of Stockholders

Section 1 Place of Meeting. Meetings of the stockholders for the election of Directors shall be held at such places as the Board of Directors shall direct. In the absence of direction meetings shall be held at the office of the New Alternatives Fund, Inc.

Section 2. Annual Meetings. Shall be held each year at such time as the Board of Directors or their Executive Committee shall direct. At the annual meeting, the stockholders may elect a Board of Directors and transact any other business which may be properly brought before the meeting.

Section 3. Special Meetings. At any time in the interval between annual meetings, Special meetings of the Board of Directors or the stockholders may be called by the president or Secretary or upon written request of the holders entitled to cash not less than 25% of all votes entitled to be cast at such meeting.

Section 4. Notice. Not less than ten nor more than 90 days before the date of every annual meeting or special meeting the Secretary shall give to each stockholder entitled to vote at such meeting written notice stating the time and place of the meeting and in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited the purpose or purposes stated in the Notice of Meeting.

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Section 5. Record Date for Meetings. The Board of Directors may fix in advance a date not more than sixty days, nor less than ten days, prior to the date of any Annual or Special Meeting of the Stockholders as a record date for the determination of the Stockholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 6. Quorum. A quorum shall consist of not less than one-third of the votes of shares entitled to vote, present in person or by proxy, pursuant to
Section 608 of New York Business Corporation Law, at any duly called meeting on due notice, excepting where a majority of all outstanding securities is required pursuant to the Investment Company Act of 1940.

Section 7. Majority. A majority vote, by stockholders in person or represented by proxy, at a Meeting duly called, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless otherwise required by the Investment Company Act of 1940.

Section 8. Voting. Each Stockholder shall have one vote for each full share having voting power held by such Stockholder on each matter submitted to a vote at a meeting of Stockholders. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 9. Inspectors. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman or the meeting may, and upon the request of the holders of ten percent (10%) of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter; such vote shall be taken upon the request of the holders of ten per cent (10%) of the stock entitled to vote on such election or matter.

Section 10. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall, at least ten days before every election of Directors, prepare and make a complete list of the Stockholders entitled to vote at said election, showing the address of and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, during business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of meeting, or if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

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                                   ARTICLE III

                                    Directors
                                    ---------

Section 1. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Article of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders.

Section 2. Number and term of office. The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than two, nor more than nine. Each Director elected shall hold office until his successor is elected and qualified. Directors need not be Stockholders.

Section 3. Election. The Directors shall be elected at the Annual Meeting of the Stockholders, except that any vacancy in the Board of Directors may be filled by a majority vote of the entire Board of Directors.

Section 4. Place of Meeting. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of New York as the Board may from time to time determine.

Section 5. Quorum. A quorum shall consist of all Directors present or participating after due notice (least 5 days) of any properly called meeting of Directors.

Section 6. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following and at the same place as the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting. In the event such meeting is not held at the said time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereafter provided for Special Meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 7. Regular Meetings. Regular meetings of the Boar of Directors may be held on 5 days notice at such time and place as shall from time to time be determined by the Board of Directors. Meetings may be conducted by conference telephone calls duly recorded.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the President on Five days notice to each Director; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

Section 9. Informal Actions. Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if a written or electronically recorded consent to such action is made in one or more counterparts by all members of the Board or if such committee, as the case may be, and such written or electronically recorded consent is filed with the minutes of proceedings of the Board or committee.

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Section 10.  Committees.  The Board of Directors may by  resolution  passed by a majority of the whole Board appoint from among its members an executive committee and other committees composed or two or more Directors, and may delegate to such Committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends, to recommend to Stockholders any action requiring Stockholders approval. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 11. Action of Committees. The Committees Shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the Committee Shall be Subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 12. Compensation. Any Director, whether or not he is a salaried officer or employee of the Corporation, may be compensated for his services as Director or as a member of a Committee of Directors or as Chairman of the Board of Directors, or Chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Directors way from time to time determine.

                                   ARTICLE IV

                                     Notices
                                     -------

Section 1. Form. Notices to Stockholders shall be in writing and delivered personally or mailed to the Stockholders at their addresses appearing on the books of the Corporation. Notices to Directors Shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors need not state the purpose of a Regular or Special Meeting.

Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of Stockholders, Directors or Committee is required to be given under the Provisions of New York law or under the provisions of the Articles of incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, Whether before or after the holding thereof, or actual attendance at the meeting of Stockholders in person or by proxy, or at the meeting of Directors or committee in person, Shall be deemed equivalent to giving of such notice to such persons. Waivers of notice of meetings may be electronically recorded.

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                                    ARTICLE V

                                    Officers
                                    --------

Section 1. Number. The Officers of the Corporation shall be chosen by the Board of Directors and shall include a President, who shall be a Director, a Secretary and a Treasurer. The Board of Directors may, from time to time, elect one or more vice presidents, assistant secretaries and assistant treasurers. The Board of Directors may at its discretion also appoint a Chairman of the Board who shall perform and execute such executive and administrative duties and powers as the Board of Directors Shall from time to time describe. Two or more offices may be held by the same person.

Section 2. Election. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose a President, a Secretary and a Treasurer.

Section 3. Other Officers. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

Section 4. Compensation. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

Section 5. Tenure. The officers of the Corporation shall serve for one year or until the successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Directors when ever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 6. President. The President, unless the Chairman, if any has been so designated, shall be the chief executive Officer of the Corporation; he shall preside at all meetings of the Stockholders and Directors, shall see that all orders and resolutions of the Board are carried Into effect, and shall have general control and management of its business and affairs subject to the regulations of the Board of Directors. The President shall also be the chief administrative officer of the Corporation and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

Section 7. Vice-Presidents. The Vice-Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may from time to time prescribe.

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Section 8. Secretary.  The Secretary shall attend, all meeting's of the Board of
Directors and all meetings of the Stockholders and record all the proceedings thereof and shall perform like duties for any Committee when required. He shall give, or cause to be given, notice of meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix and attest the seal to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 9. Assistant Secretaries. The Assistant Secretaries, in order of their Seniority shall In the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

Section 10. Treasurer. The Treasurer, unless another officer has been so designated, shall be the chief financial officer of the New Alternatives Fund, Inc. He shall be responsible for the maintenance of its accounting records and shall render to the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all the New Alternatives Fund, Inc.'s financial transactions and a report of the financial condition of the New Alternatives Fund, Inc..

Section 11. Assistant Treasurers. The assistant treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board of Directors may from time to prescribe.


                                   ARTICLE VI

                                 Net Asset Value
                                 ---------------

Section 1. Net Asset Value. The net asset value per share of stock shall be determined at least once each day. This shall be done by dividing the total value of the investments and other assets belonging to the fund less any liabilities by the total number of shares. Such valuation shall be made in accord with the requirements of or the procedures permitted by the Investment Company Act of 1940 and any rules, regulations or exemptions there under.

Section 2. Fund Shares. Fund shares and fractions thereof are issued to the purchaser without delay after receipt by the fund, subject to collection, of payment of the purchase price in dollars based upon the then net asset value and sales charge.

Section 3. Redemption. Shares are redeemed at net asset value next computed after tender is received by the fund. Unpaid shares may not be redeemed.

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                                   ARTICLE VII

                              FUNDAMENTAL POLICIES
                              --------------------


Section 1.  Investment Limitations. The fund may not:

(1) Borrow money except for temporary or emergency purposes in an amount in excess of five percent of the market value of its total assets.

(2) Purchase on margin or sell short or write or purchase put or call options.

(3) Mortgage or pledge any of its assets except that up to ten percent of the market value of its total assets may be mortgaged or pledged in connection with borrowing permitted by #l above.

(4) Lend any of its assets other than through: (a) the purchase of notes, bonds, certificates of deposit, or other evidences of indebtedness of a type commonly distributed publicly or privately to financial institutions, (b) cash deposit with banks.

(5) Underwrite or participate in any underwriting of securities, except to the extent that, in connection with the disposition or portfolio investments, the 'Fund' may be deemed to be an underwriter under federal securities laws.

(6) Buy more than ten percent (10%) of the outstanding voting or other class securities of any one issuer. See exception under "Concentrations during reduced investment periods."

(7) Buy securities of any company that (including its predecessors or controlling persons) has not been in business at least three (3) continuous years, if such investment at the time of purchase would cause more than five percent (5%) of the total assets of the Fund (at market value) to be invested in securities of such companies.

(8) Invest more than five percent (5%) of its total assets (at market value) in securities of any one issuer other than the U.S. government, its agencies or instrumentalities. See exception under "Concentrations during reduced investment periods".

(9) Buy or hold securities of any issuer if, to the knowledge of the "Fund", and Officer or Director of the "Fund", the Manager or any Officer, Director or ten percent (10%) share-owner of the Manager owns individually one-half (.5) of one percent (1%) of a Class of securities of such issuer, and such persons owning one-half (.5) of one percent (1%) of such Class together own beneficially more than five percent (5%) of such Securities.

(10) Purchase securities of any other investment company except as part of a merger, consolidation or other reorganization.

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

(11) Participate, on a Joint or joint and several basis, in any trading account in securities.

(12) Buy or sell any real estate, real estate mortgages, commodities or commodity contracts.

(13) Issue senior securities (except insofar as the "Fund" may be deemed to be doing so by virtue of 1, above).

(14) Invest more than five percent (5%) of its total assets (at market value) in securities the disposition of which would be subject to legal restriction.

(15) The Company will not engage in arbitrage or trade for the control of management of another Company.

When computing compliance with the percentage restrictions recited in paragraphs
(1) through (15), changes in the value of the "Fund's" assets due to market action, which cause such values to be in excess of percentage limitations stated above, will not be considered violations of these restrictions.

                                  ARTICLE VIII

                               Other Restrictions
                               ------------------


      Section 1. Dealings. The Officers and Directors of the Corporation and of its principal investment adviser and/or corporate manager shall have no dealings for or on behalf of the Corporation with themselves as principal or agent, or with any corporation or partnership in which they have a financial interest, provided that this section shall not prevent:

            (a) Officers or Directors of the Corporation from having a financial interest in the Corporation, in any sponsor, manager, investment adviser or promoter of the Corporation, or in any underwriter of securities issued by the Corporation;

            (b) The purchase of shares at net asset value without sales Commissions.

            (c) The employment of any legal counsel, registrar, transfer agent, dividend disbursing agent or custodian having a partner, officer, director or security holder who is an officer or Director of the Corporation; provided only customary fees are charged for services rendered to or for the benefit of the Corporation.

                                   ARTICLE IX

                                      Stock
                                      -----

Section 1. Certificates. Each Stockholder shall be entitled to a certificate or certificates which shall certify the class and the number of Shares owned by him in the Corporation. Each certificate shall be signed by the President or a Vice-President or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal or a facsimile thereof.

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

Section 2. Signature. When a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice-President Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the Certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

Section 3. Recording and Transfer without Certificates. Notwithstanding the foregoing provisions of this article, the Corporation shall have full power to participate in any programs approved by the Board of Directors providing for the recording and transfer of ownership of shares of the Corporation's stock by electronic or other means without the issuance of certificates.

Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been Stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond with sufficient surety, to the Corporation a bond with sufficient surety, to the Corporation to indemnify it against any loss or claim that may be made by reason of the issuance of a new Certificate.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such Owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of New York.

Section 6. Transfer Agents and Registrars. The Board of Directors may, from time to time, appoint or remove transfer agents and or registrars or transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

Section 7. Stock Ledger. The Corporation shall maintain an original stock ledger containing the names and addresses of all Stockholders and the number and class of shares held by each Stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 8. Transfer of Stock. Upon surrender to the Corporation or the transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of Succession, assignment, or authority to transfer, it shall be the duty of the Corporation, except as otherwise provided in the Articles of Incorporation, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                       9
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                                    ARTICLE X

                               General Provisions
                               ------------------

Section 1. Dividends. With respect to dividends (including "dividends" designated as "short" or "long" term "capital gains" distributions to satisfy requirements of the Investment Company Act of 1940 or the Internal Revenue Code of 1954, as amended from time to time):

            (a) Such dividends, at the election of the Stockholders, may be automatically reinvested in additional shares (or fractions thereof) of the Corporation at the "net asset value" determined on the reinvestment date fixed by the Board of Directors.

            (b) The Board at Directors, in declaring any dividend, may fix a record date not earlier than the day of declaration or more than 40 days prior to the date of declaration, as of which the Stockholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issued (or sale) of any shares occurring after such record date.

            (c) Dividends or distributions on shares of any class of Stock, whether payable in stock or cash, shall be paid out of earnings, surplus or other lawfully available assets belonging to such class; provided that no dividend payment, or distribution in the nature of a dividend payment, may be made wholly or partly from any source other than accumulated, undistributed net income, determined in accordance with good accounting practice, and not including profits or losses realized in the sale of Securities or other properties, unless such payment is accompanied by a written statement Clearly indicating what portion of such Payment per share is made from the following sources:

                  (i) Accumulated or undistributed net income, not including profits or losses from the sale of securities or other properties;

                  (ii) Accumulated undistributed net profits from the sale of securities or other Properties;

                  (iii) Net Profits from the sale of securities or other properties during the then current fiscal year; and

                  (iv) Paid-in surplus or other capital source.

            (d) In declaring dividends and in recognition that one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, the Board of Directors shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advise of the Corporation's auditors) as to the amounts of distribution necessary for this purpose; and the Board of Directors, acting Consistently with good accounting practice and with the express provisions of these By-Laws, may credit receipts and charge payments to income or otherwise, as to it may seem proper.

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

            (e) Any dividends declared, except as aforesaid, shall be deemed liquidating dividends and the Shareholders shall be so informed to whatever extent may be required by law. A notice that dividends have been paid from paid-in surplus, or a notice that dividends have been paid from paid-in capital, shall be deemed to be a sufficient notice that the same constituted liquidating dividends.

            (f) Anything in these By-Laws to the contrary notwithstanding, the Board of Directors may at any time declare and distribute pro rata among the stockholders of a record date fixed as above, provided, a "stock dividend" out of either authorized but unissued, or Treasury Shares of the Corporation, or both.

Section 2. Rights in Securities. The Board of Directors, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize any Officer of the Manager to execute proxies), to consent to the reorganization, merger or consolidation of any company or to Consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and the exchange any of the shares of stock of any company for the shares of stock issued therefore upon any such reorganization, merger, consolidation, sale lease or mortgage.

Section 3. Custodianship. Securities owned by the Corporation and cash representing (a) the proceeds from sales of securities owned by the Corporation and of shares issued by the Corporation, (b) payments of principal upon securities owned by the Corporation, or (c) Capital distributions in respect of securities owned by the Corporation shall be held by one or more custodians to be selected by the Board of Directors. Such Custodians shall meet the requirements of the Investment Act of 1940 and act in accordance with its requirements.

            (a) Upon the resignation or inability to serve as custodian of the assets, the Corporation shall use its best efforts to obtain a successor custodian, to require that the cash and securities owned by the Corporation be delivered directly to such successor custodian and, in the event that no such successor can be found, to submit to the Stockholders before permitting delivery of the cash and securities owned by the Corporation to other than a successor custodian the question of whether the Corporation shall be liquidated or shall function without such a custodian.

            (b) Nothing hereinbefore contained shall prevent:

                  (i)  Any  such  custodian  from   delivering   assets  of  the
Corporation to a successor custodian having the qualifications hereinabove prescribed.

                  (ii) The Board of Directors authorizing any or all of the property of the New Alternatives Fund, Inc. to be transferred to or to be acquired and held in the name of a custodian so appointed or any nominee or nominees of this corporation or of such custodian satisfactory to the Board of Directors. Such nominee or nominees may include clearing agency or securities depository.

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

Section 4. Reports. Not less often than semi-annually, the New Alternatives Fund, Inc., shall transit to the stockholders a report of the operations of the corporation, based at least annually upon an audit by independent public accountants, which report shall clearly set forth, in addition to the information customarily furnished in a balance sheet and profit and loss statement, a statement of all amounts paid to security dealers on the purchase or sale of portfolio securities, legal counsel, transfer agent, disbursing agent, registrar or custodian or trustee, where such payments are made to a firm, corporation, bank or trust company, having a partner, officer or director is also an officer or director of the New Alternatives Fund, Inc..

Section 5. Bonding of Officers and Employees. All officers and employees of the New Alternatives Fund, Inc. shall be bonded to such extent and in such manner as may be required by law.

Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE XI

Amendments Section 1. These by-laws may be amended pursuant to the requirements of the law of the State of New York the United States and consistent with the requirements of the Investment Company Act of 1940. Such amendments may be made by vote in person or by proxy, at a duly called meeting on proper notice, of shareholders or directors by a majority of those participating with such greater requirements as are imposed by U.S. state and federal law and regulation.

Great Neck, New York, September 1, 1990

These by laws include changes made by proxy vote or personal vote open to all shareholders and recorded at the August 29, 1990 annual meeting of the New Alternatives Fund, Inc.


                                                     David Schoenwald, Secretary

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                                  =============
                                  CERTIFICATION

I certify that the foregoing is a true and correct copy of the by-laws of the New Alternatives Fund, Inc.


                                                                David Schoenwald
                                                             Corporate Secretary

(Affix Corporate Seal)

State of New York:
County of Nassau: SS/ David Schoenwald, known to me and known to me to be the corporate Secretary of the New Alternatives Fund, Inc. acknowledged before me that the attached document are the duly adopted by-laws of the New Alternatives Fund, Inc. as they exist on September 1, 1990.

                                                                   Notary Public


My Commission expires: 11  day of Sept  1990

(notary stamp or seal)

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